"EXHIBIT B"

                      SUBSCRIPTION AGREEMENT FOR SHARES OF
                          SYNTHONICS TECHNOLOGIES, INC.

         This Subscription Agreement is made by and between Synthonics Technologies, Inc., a Utah Corporation (hereinafter the "Company" or "Synthonics") and the undersigned prospective purchaser (the "Purchaser") who is subscribing for Units (the "Units"), consisting of TEN THOUSAND (10,000) shares of Common Stock of the Company, par value $.01 (the "Shares").

         The securities offered hereunder have not been registered with the Securities and Exchange Commission or any State securities commission in reliance of an exemption from such registration pursuant to Rule 506 of Regulation D of the Securities Act of 1933 (the "Act") and certain other State securities laws. The Shares are "Restricted Securities" as defined in the Act and may not be resold unless the Shares are registered under the Act, or an exemption from registration under the Act is available.

         The Shares are offered on a best efforts basis by the Company and such registered broker-dealers that are members of the National Association of Security Dealers, Inc. ("NASD") and other finders with whom the Company has entered, or may enter into agreements with from time to time, subject to prior sale, when, as and if delivered to and accepted by the Company and subject to the right to reject any order in whole or in part and subject to certain other conditions. (The broker-dealers and finders with who the Company may enter into agreements with shall hereinafter collectively be referred to as "The Placement Agent".)

         The Shares will be sold to up to thirty-five non-accredited investors and an unlimited number of Accredited Investors, who represent herein that they are "Accredited Investors" as such term is defined in Rule 501 promulgated under Regulation D of the Act.

         In consideration of the Company's agreement to accept the undersigned as a Shareholder of the Company upon the terms and conditions set forth herein, the undersigned agrees and represents as follows:

         1.  SUBSCRIPTION.

             1.1. The undersigned hereby subscribes to purchase Units at a price of $1,000 per Unit in the amount indicated on the signature page hereto. Simultaneously with the execution of this Subscription Agreement, the undersigned is paying and delivering to the Company the amount set forth on the signature page below, in the form of a check or wire transfer (the "Payment") payable to Synthonics Technologies, Inc., 31324 Via Colinas, Suite 106, Westlake Village, California 91362.

             1.2 The Offering will terminate on June 2, 1999, (the "Closing Date"). In the event that the undersigned's subscription is rejected the Payment will be returned promptly, without any interest thereon.


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             1.3 It is understood and agreed that this subscription is made subject to the following terms and conditions:

                 (a) The Company shall have the right to accept or reject this and any other subscription for Shares in whole or in part at any time prior to the closing (the "Closing Date) of the sale of the Shares being purchased hereby, notwithstanding prior receipt by the undersigned of notice of acceptance; and

                 (b) In the event this Subscription is accepted by the Company, in whole or in part, and subject to the conditions set forth in Section 1.3(a) above of this Subscription Agreement, the Company shall deliver to you, the Shares and a fully executed copy of this Subscription Agreement.


             1.4 (a) Subsequent to the issuance of the Units to Subscriber and until the later of: (i) 90 days from the closing of the Company's next round of equity financing in excess of $1,000,000 ("Current Round") or (ii) 150 days from the date hereof, Subscriber shall have the option to purchase an additional 1,448,445 Shares at a purchase price of $144,844 upon the same terms and conditions set forth herein.


                 (b) The Company hereby grants the option to Subscriber to participate in the Current Round and to purchase upon identical terms as investors in the Current Round, a sufficient number of Shares to enable Subscriber to maintain, on a fully diluted basis, ownership of 10% of the equity of the Company. The option granted to Subscriber pursuant to this 1.4(b) shall expire if not exercised within 30 days of the date Subscriber receives written notice from the Company of the terms, condition and anticipated closing date of the Current Round.

         2.  REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

             2.1 The undersigned hereby represents and warrants to, and agrees with, the Company and the Placement Agent, if any, as follows:

                 (a) The Shares are being purchased for his or her own account, for investment purposes only, and not for the account of any other person, and not with a view to distribution, assignment or resale to others or to fractionalization in whole or in part and no other person has or will have a direct or indirect beneficial interest in such Shares and the undersigned will not sell, hypothecate or otherwise transfer his or her Shares except in accordance with the Securities Act of 1933 (the "ACT") and applicable state securities laws or unless, in the opinion of counsel for the Company, an exemption from the registration requirements of the ACT and such laws is available.

                 (b) The undersigned has been furnished with and has carefully read the Public Filings and all other information which the undersigned considers necessary or appropriate for deciding whether to purchase the Shares. In evaluating the suitability of an investment in the Company, the undersigned has not relied upon any representations or other information (whether oral or written) from the Company, or any of its agents other


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than as set forth in the Public Filings, and no oral or written representations have been made or oral or written information furnished to the undersigned or his advisors, if any, in connection with the offering of the Shares which were in any way inconsistent with the Public Filing.

                 (c) The Company has made available to the undersigned all documents and information that the undersigned has requested relating to an investment in the Company.

                 (d) The undersigned recognizes the Company is an emerging growth stage Company, that it has generated very little revenue from operations, has limited working capital and that proposed development, marketing and promotional expenditures are expected to result in additional losses over at least the next twelve months, and perhaps longer. Investment in the Company involves substantial risk, and investors should not purchase the Shares unless they can afford the complete loss of their investment, and the undersigned has taken full cognizance of and understands all of the risk factors related to the purchase of the Shares.

                 (e) The undersigned has carefully considered and has, to the extent he believes such discussion necessary, discussed with his professional legal, tax and financial advisers the suitability of an investment in the Company for his particular tax and financial situation and he has determined that the Shares are a suitable investment for him or her.

                 (f) All information which the undersigned has provided to the Company concerning the undersigned and his financial position is correct and complete as of the date set forth below, and if there should be any change in such information prior to his acceptance as a Shareholder of the Company, he or she will immediately provide such information to the Company and will promptly send confirmation of such information to the Company.

                 (g) If this Subscription Agreement is executed and delivered on behalf of a partnership, corporation, trust, estate or other entity:

                     (i) the undersigned's execution, delivery and performance of and under this Subscription Agreement, and all documents ancillary hereto, and the consummation of the transactions contemplated hereby and thereby have been duly authorized, and the undersigned is duly authorized (a) to execute and deliver this Subscription Agreement and all other instruments executed and delivered on behalf of such partnership, corporation, trust, estate or other entity, in connection with the purchase of the Shares; and (b) to purchase and hold Shares,

                     (ii) such entity has not been formed for the specific purpose of acquiring Shares; and


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                     (iii) when executed and delivered by the Company, will
constitute such partnership's, corporation's, trust's, estate's or other entity's legal, valid and binding obligation enforceable against it in accordance with its terms.

                 (h) The undersigned is an "ACCREDITED INVESTOR" as such term is defined in Rule 501(a) of Regulation D of the Securities Act of 1933 as set forth in the Purchaser Questionnaire, for the reasons set forth in the undersigned's completed and duly executed Purchaser Questionnaire delivered simultaneously with this Subscription Agreement. Or, if the undersigned is does not meet the suitability standards of an Accredited Investor or a Qualified Investor, then the undersigned is a Non-Accredited Investor and undersigned, by reason of his business or financial experience, is capable of evaluating the merits and risks of the purchase of the Shares in order to protect the undersigned's own interest in connection with this transaction.

                 (i) The undersigned acknowledges that the Shares and the underlying securities have not been registered with the Securities and Exchange Commission or any State securities commission in reliance of an exemption from such registration pursuant Rule 506 of Regulation D and certain other State securities laws. The Shares are "Restricted Securities" as defined in the Act and may not be resold unless the Shares are registered under the Act, or an exemption from registration under the Act is available.

                 (j) You have been advised by the Company that this transaction has not been reviewed, approved or disapproved, by the United States Securities and Exchange Commission or any securities administrator of any State in the united states or self-regulatory organization, in reliance of an exemption from such registration pursuant to Rule 506 of Regulation D and certain other State securities laws, and that the Company's reliance thereon is based in part upon the representations made by you in this Subscription Agreement. You acknowledge that you have been informed by the Company of, or are otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities, including Rule 144 of the Act. In particular, you agree that no sale, assignment or transfer of the Shares shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of the Shares are registered under the Securities Act, it being understood that none of the Shares are currently registered for sale and that the Company has no obligation or intention to so register such, or (ii) the Shares are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144, it being understood that Rule 144 is not available at the present time for the sale of the Shares, or (iii) such sale, assignment, or transfer is otherwise exempt from registration under the Securities Act. You acknowledge that the Shares shall be subject to a stop transfer order and the certificates evidencing any Shares shall bear a restrictive legend.

                 (k) It never has been represented, guaranteed or warranted by any broker, the Company, any of the officers, directors, shareholders, attorneys, employees or agents of either, or any other persons, whether expressly or by implication, that:


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                     (i) the Company or you will realize any given percentage of profits, if any, or amount or type of consideration, profit, if any, or loss as a result of the Company activities or your investment in the Company; or

                     (ii) the past performance or experience of the management of the Company, or of any other person, will in any way indicate the future results of the ownership of the securities or of the Company's activities.

                 (l) You acknowledge that you understand the meaning and legal consequences of the representations and warranties contained in this Section 2.1, and you hereby agree to indemnify and hold harmless the Company and each incorporator, officer, director, employee, attorney, agent and controlling person thereof, past, present or future, from and against any and all loss, damage or liability due to or arising out of a breach of any such representation or warranty.

                 (m) Neither this Subscription Agreement, nor any of your interests herein, shall be assignable or transferable by you in whole or in part except by operation of law.

                 (n) You are not subscribing for Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to you in connection with investments in securities generally.

                 (o) You or your purchaser representative have such knowledge and experience in finance, tax, securities, investments and other business matters so as to be able to protect your interests in connection with this transaction, and your investment in the Company hereunder is not material when compared to your total financial capacity.

                 (p) The foregoing representations and warranties are true and accurate as of the date hereof, shall be true and accurate as of the date of the acceptance hereof by the Company and shall survive the execution and delivery of this Subscription Agreement and the purchase of the Shares thereafter.

                 (q) The undersigned shall indemnify and hold harmless the Company and any of its officers, employees, registered representatives, directors or control persons of any such entity who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any actual or alleged misrepresentation or misstatement of facts or omission to represent or state facts made by the undersigned to the Company concerning himself or his financial position in connection with the offering or sale of the Shares which is not remedied by timely notice to the Company as provided above, against losses, liabilities and expenses for which the Company or any of its officers, employees, registered representatives, directors or control persons of any such entity which have not otherwise been reimbursed (including attorneys' fees,


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judgments, fines and amounts paid in settlement) as actually and reasonably incurred by such person or entity in connection with such action, suit or proceeding.

          3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

             The Company represents and warrants to, and agrees with, you as follows:

             3.1 ORGANIZATION. Company is duly organized, validly existing and in good standing under the laws of the State of Utah, with all requisite power and authority to own, lease, license, and use its properties and assets and to carry out the business in which it is engaged as described in the Public Filings. The Company is duly qualified to transact the business in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing or use of property or assets or the conduct of its business make such qualification necessary, except where the failure to be so qualified would not, in the aggregate, have a material adverse effect on the business, operations, liabilities or condition (financial or otherwise) of the Company.

             3.2 CAPITALIZATION.

                 (a) The Company is authorized by its Certificate of Incorporation, as amended, to issue 100,000,000 shares of Common Stock and 20,550,000 shares of Preferred Stock, and at the date of this Agreement, 25,076,279 shares of the Common Stock are currently issued and outstanding, and 10,000 shares of Series A Convertible Preferred Stock, par value $10.00 per share (the "Preferred Stock") are currently issued and outstanding. The Company has also authorized 20,000,000 shares of Series B Preferred Stock par value $0.01, of which no shares are issued and outstanding. All of the issued and outstanding shares of the Common Stock and the Preferred Stock have been duly authorized and validly issued and are fully-paid and non-assessable and were issued in material compliance with or in reliance upon an exemption or exemptions from, the registration and prospectus delivery requirements of all applicable state and federal laws regulating the offer, sale or issuance of securities, and the purchasers of such securities have no right to rescission arising from failure by the Company to comply with applicable state or federal securities laws. The Company has no authority to issue any other classes or series of capital stock.

                 (b) Except as set forth in the Public Filings, and except for options granted under any stock option or incentive plan of the Company, there are no outstanding options, contracts, commitments, warrants, preemptive rights agreements or other rights of any character affecting or relating in any manner to the issuance of the Shares or other equity securities of the Company, or entitling any person or entity to acquire any of the Shares or other equity securities of the Company, including options granted under any stock option or incentive plan.

             3.3 PUBLIC FILINGS. The Company has heretofore furnished the Purchasers with true and complete copies of the following public filings (the "Public Filings") of the Company: (i) Annual Report on Form 10-KSB for the year ended December 31, 1998, as filed with the SEC, (ii) Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31,


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1999 (a copy of which is attached hereto as Exhibit A), (iii) Proxy Statement relating to the Company's 1999 Annual Meeting, and (iv) all other reports, other than Form SR's or Registration Statements filed by the Company with the SEC since December 31, 1998. As of their respective dates, such reports and statements complied as to form in all material respects with the requirements applicable thereto and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Company included or incorporated by reference in such reports have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the assets, liabilities and financial position of the Company as of and at the dates thereof and the results of operations and changes in financial position for the periods then ended, subject in the case of the unaudited interim financial statements, to normal, recurring year-end adjustments and any other adjustments described therein. As of March 31, 1999, the Company had no Liabilities or obligations (absolute, accrued, contingent or otherwise) material to the Company of a nature required by GAAP to be stated on a balance sheet of the Company (the "Liabilities") which were not reflected on the balance sheet included in the Company's Quarterly Report on form 10-QSB for the period ended March 31, 1999 (the "Balance Sheet"). Since March 31, 1999, the Company has incurred no Liabilities except (a) Liabilities incurred in the ordinary course of business consistent with past practice and (b) Liabilities incurred, other than in the ordinary course of business consistent with past practice, which do not, individually or in the aggregate, exceed $100,000.

             3.4 AUTHORIZATION. The Company has all requisite power and authority to execute, deliver and perform its obligations under this Subscription Agreement, and to issue, sell and deliver the Shares. This Subscription Agreement has been duly authorized by the Company, and (subject, with respect to enforceability, to the provisions of specific performance, bankruptcy and similar laws and principles of equity) when executed and delivered by the Company, will constitute the legal, valid and binding obligations of the Company, enforceable as to the Company in accordance with its respective terms.

             3.5 To the best of the Company's knowledge, no consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, a federal, state, local or other governmental authority or any court or any other tribunal is required by the Company for the execution, delivery or performance by the Company of this Subscription Agreement, or the execution, issuance, sale, delivery or performance of the Shares (except as specified herein or as may be required under Federal and State securities laws).

             3.6 To the best of the Company's knowledge, no consent of any party to any contract, agreement, instrument, lease, license, arrangement or understanding to which the Company is a party or to which any of its properties or assets are subject is required for the execution, delivery or performance by the Company of this Subscription Agreement.

             3.7 The execution, delivery and performance by the Company in accordance with the terms and conditions of this Subscription Agreement the execution,


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issuance, sale, and delivery of the Shares by the Company in accordance with any instrument or other document governing the rights and obligations of any such securities, will not violate, result in a breach of, conflict with (with or without the giving of notice or the passage of time or both) or entitle any party to terminate or call a default under any material contract, agreement, instrument, lease, license, arrangement or understanding or violate or result in a breach of any term of the certificate of incorporation or by-laws of, or conflict with any law, rule, regulation, order, judgment or decree binding upon, the Company or to which any of its operations, businesses, properties or assets are subject, the result of which may have a material adverse effect on the business, operations, liabilities or condition (financial or otherwise) of the Company.

             3.8 To the knowledge of the Company the Public Filings do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. There has been no material adverse change in the financial condition, results of operation, business, properties, assets, liabilities or future prospects of the Company from the latest information set forth in the Public Filings.

          4. REGISTRATION RIGHTS

             4.1 DEFINITIONS. For the purposes of this Agreement, the following words shall have the meanings set forth below:

                 (a) An "AFFILIATE" of any Person is any other Person which controls, is controlled by or is under common control with such Person.

                 (b) "REGISTRABLE SECURITIES" means (x) the Common Stock issued pursuant to this Agreement; and (y) any Common Stock or other securities of the Company issued or issuable with respect to the securities identified in clause
(x) above by reason of a stock dividend or stock split or in connection with a conversion, exchange, combination of shares, recapitalization, merger, consolidation or other reorganization.

                 Each share of Registrable Securities shall continue to be Registrable Securities in the hands of each subsequent holder thereof; provided, that each share of Registrable Securities shall cease to be Registrable Securities when transferred to any Person who is not an Affiliate of a holder of Registrable Securities, pursuant to a registered public offering or pursuant to Rule 144.

                 (c) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act.

             4.2 Incidental Registration.

                 (a) If the Company at any time proposes to register on a firmly underwritten public offering basis any of its Common Stock to be offered for cash for its own


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account pursuant thereto it shall give written notice (the "Company's Notice"), at its expense, to all holders of Registrable Securities of its intention to do so at least 15 days prior to the filing of a registration statement with respect to such registration with the Commission. If any holder of Registrable Securities desires to dispose of all or part of such stock, he, she or it may request registration thereof in connection with the Company's registration by delivering to the Company, within ten days after receipt of the Company's Notice, written notice of such request (the "Holder's Notice") stating the number of shares of Registrable Securities which such holder desires to sell pursuant to the registration. The Company shall use its best efforts to cause all shares specified in the Holder's Notice to be registered under the Securities Act so as to permit the sale or other disposition by such holder or holders of the shares so registered, subject however, to the limitations set forth in Section 4.3 hereof.

                 (b) Notwithstanding anything to the contrary contained in this
Section 4.2, no person (as defined, for these purposes, in Rule 144) who then beneficially owns 1% or less of outstanding shares of any class of securities of the Company or is not subject to the volume limitations set forth in Rule 144 may request that any of its Registrable Securities be included in any registration statement filed by the Company pursuant to this Section 4.2 unless, in the opinion of counsel for such person, such person's intended disposition of Registrable Securities could not be effected within 90 days of the date of said opinion without registration of such shares under the Securities Act (assuming, for this purpose, that if "current public information" (as defined in Rule 144) is available with respect to the Company as of the date of such opinion, it will remain so available for such 90-day period).

            4.3  Limitations on Incidental Registration.

                 (a) The Company shall have the right to limit the aggregate size of the offering or the number of shares to be included therein by shareholders of the Company if requested to do so in good faith by the managing underwriter or agent of the offering. Only securities which are to be included in the underwriting may be included in the registration.

                 (b) Whenever the number of shares which may be registered pursuant to Section 4.2 is limited by the provisions of Section 4.3(a) above, the Company will include in such registration, (i) first, the shares the Company proposes to sell, (ii) second, the Common Stock issued or issuable upon conversion of the Series A Convertible Preferred Stock allocated among the holders of such stock (iii) third, the Common Stock issued or issuable upon conversion of the Series B Preferred Stock allocated among the holders of such stock and (iv) fourth, the other securities requested to be sold by all other shareholders of the Company who have the contractual right to include all or a portion of their shares in the registration allocated pro rata among such holders on the basis of the number of registrable securities owned by each such holder; provided, that if any such holder of Registrable Securities or holder of other securities would thus be entitled to include more shares than such holder requested to be registered, the excess will be allocated among the other holders of Registrable Securities or the holders of other securities, respectively, on the basis of the number of shares of Registrable Securities or other registrable securities, respectively, then held by each holder.


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                 (c) The Company may grant subsequent investors registration rights which shall have priority over the registration rights granted to the holders of Registrable Securities by this Agreement.

             4.4 EXPENSES OF REGISTRATION. All expenses incurred in effecting any registration pursuant to Section 4.2 hereof, including, without limitation, all registration and filing fees, printing expenses, expenses of compliance with Blue Sky laws, fees and disbursements of counsel for the Company, and expenses of any audits incidental to or required by any each registration shall be borne by the Company; provided, that each holder of Registrable Securities shall bear his, her or its own legal expenses (if he, she or it retains separate counsel) and all underwriting discounts or brokerage fees or commissions relating to the sale of its Registrable Securities or other registrable securities of the Company.

             4.5 INDEMNIFICATION.

                 (a) In the event of any registration of any of its securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless each holder of Registrable Securities requesting or joining in a registration of such securities, each underwriter (as defined in the Securities Act), and each controlling person (within the meaning of the Securities Act) of any holder or underwriter, if any, against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which such holder, underwriter or controlling person may be subject under the Securities Act, under any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any summary prospectus issued in connection with any securities being registered, or any amendment or supplement thereto, or any other document used to sell the securities (including an illegal prospectus), or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of the Securities Act or any Blue Sky law, or any rule or regulation promulgated under the Securities Act or any Blue Sky law, or any other law, applicable to the Company in connection with any such registration and shall reimburse each such holder, underwriter or controlling person for any legal or other expenses reasonably incurred by such holder, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company shall not be liable to any holder, underwriter or controlling person in any such event to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or omission, or alleged untrue statement or omission, made in such registration statement, preliminary prospectus, summary prospectus, final prospectus, or amendment or supplement thereto, or any other document, in reliance upon and in conformity with written information furnished to the Company by any such holder, underwriter, controlling person or expert (as that term is defined by the Securities Act) specifically for use therein, and provided, further, that the Company shall not be required to indemnify any person against any liability arising from any untrue or misleading statement or omission or any alleged untrue statement or omission in the preliminary prospectus if such deficiencies are corrected in the final prospectus. The indemnity provided for herein shall


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remain in full force and effect regardless of any investigation made by or on behalf of such holder, underwriter or controlling person, and shall survive transfer of such securities by such holder.

                 (b) In the event of any registration of any of the Company's securities under the Securities Act in which a holder of Registrable Securities or other registrable securities of the Company participates pursuant to this Agreement, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with such registration statement and agrees to indemnify and hold harmless the Company, its directors, each underwriter (as defined in the Securities Act) and each controlling person (within the meaning of the Securities Act) of the Company or underwriter, if any, and the Company's accountants and attorneys, against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which the Company, or any director, underwriter or controlling person may be subject under the Securities Act, under any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any summary prospectus issued in connection with any securities being registered, or any amendment or supplement thereto, or any other document used to sell the securities (including an illegal prospectus), or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Company, any director, underwriter, and controlling person for any legal or other expenses reasonably incurred by such persons in connection with investigating or defending any such loss, claim, damage, liability or action; in each case, to the extent, and only to the extent, that such untrue statement or omission (or alleged untrue statement or omission) is contained in any information or affidavit so furnished in writing by such holder. The indemnity provided for herein shall survive transfer of such securities by said holder.

                 (c) If the indemnification provided for in Sections 4.5(a) or (b) above is unavailable to an indemnified party in accordance with its terms in respect of any losses, claims, damages or liabilities referred to therein, then the indemnitor in lieu of indemnifying such indemnified party thereunder shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnitor on the one hand and of the indemnified parties on the other in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative fault of the indemnitor and of the indemnified parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnitor, or the indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 4.5(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities or actions in respect thereof referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of a fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 (d) Promptly after receipt by an indemnified party under Sections 4.5(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnitor under such Sections, notify the indemnitor in writing of the commencement thereof; but the omission so to notify the indemnitor shall not relieve it from any liability which it may have to any indemnified party otherwise than under such Sections 4.5(a) or (b) or to the extent that it has not been prejudiced as a proximate result of such failure. In case any action shall be brought against any indemnified party, and it shall notify the indemnitor of the commencement thereof, the indemnitor shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof. Upon the assumption by the indemnitor of the defense of such action, the indemnitor shall not be liable to such indemnified party under this Section
4.5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof.

              4.6 COVENANTS OF HOLDER.

                 (a) Holder will furnish to the Company in writing such information as the Company may reasonably require from such seller, and otherwise reasonably cooperate with the Company in connection with any Registration Statement with respect to such Registrable Securities.

                 (b) Holder will not (until further notice) effect sales of Registrable Securities involved in any Registration Statement thereof after receipt of written notice from the Company to suspend sales to permit the Company to correct or update such Registration Statement or Prospectus.

                 (c) At the end of any period during which the Registration Statement is current and effective, Holder shall discontinue sales of shares pursuant to such Registration Statement on receipt of notice from the Company of its intention to remove from registration the shares covered by such Registration Statement which remain unsold, and Holder shall notify the Company of the number of shares registered which remain unsold promptly after receipt of such notice from the Company.

                 (d) Notwithstanding any other provision herein to the contrary, Holder shall not be required to exercise Warrants in connection with any registration until the actual sale of the shares of Common Stock issuable upon exercise of such warrants or options. The Company shall enter into such agreements and shall otherwise cooperate with Holder in order to ensure that Holder is not required to exercise any Warrants prior to the date of the actual sale of the shares of Common Stock issuable upon exercise of such warrants or options.

         5. MARKET STAND-OFF.

            The Purchaser agrees that, in connection with any underwritten public offering by the Company of its securities pursuant to an effective registration statement filed under the Securities Act, as amended, including the Company's initial public offering, the Purchaser shall agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any securities of the Company without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters.

         6. [Intentionally Omitted]

         7. [Intentionally Omitted]

         8. UNDERSTANDINGS

            8.1 The undersigned understands, acknowledges and agrees with the Company as follows:

                 (a) This Subscription is and shall be irrevocable, except that the undersigned shall have no obligations hereunder in the event that (i) this subscription is rejected for any reason; or (ii) the purchase and sale of Shares is not consummated by the Closing Date.

                 (b) No federal agency or state agency or regulatory agency has made any finding or determination as to the fairness of this offering or investment, nor any recommendation or endorsement of the Shares.

                 (c) There can be no assurance that the undersigned will be able to sell or dispose of his Shares. Moreover, no assignment, sale, transfer, exchange or other disposition of the Shares or underlying securities can be made other than in accordance with all applicable securities laws. It is understood that in order not to jeopardize the offering's exempt status under Rule 506 of Regulation D of the Act, the transferee will be required to fulfill certain investor suitability requirements.

                 (d) There can be no assurance as to the Federal, State or local tax results of an investment in the Shares.

                 (e) The undersigned has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of investment in the Company and of making an informed investment decision.

                 (f) The undersigned, by reason of his business or financial experience, is capable of evaluating the merits and risks of the purchase of the Shares in order to protect the undersigned's own interest in connection with this transaction.

                 (g) The undersigned agrees, and any future permitted transferee of the Shares shall not be sold, assigned, transferred or otherwise disposed of except as permitted by, and in compliance with, the provisions of Rule 144 promulgated under the Securities Act; You acknowledge that the certificates evidencing the Shares shall bear a legend relating to such restrictions.

             8.2 The representations, warranties, understandings, acknowledgments and agreements made by the undersigned in this Agreement are true and accurate as of the date hereof, shall be true and correct as of the date of the acceptance hereof by the Company and shall survive thereafter.

         9. MISCELLANEOUS

             9.1 All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, singular or plural as the identity of the person or persons may require.

             9.2 Neither this Subscription Agreement nor any provisions hereof shall be waived, modified, changed, discharged, terminated, revoked or canceled except by an instrument in writing signed by the party against whom any change, discharge or termination is sought.

             9.3 Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or sent by registered mail, return receipt requested, addressed, if to the
Company: Synthonics Technologies, Inc., 31324 Via Colinas, Suite 106, Westlake Village California 91362, or if to Purchaser the address set forth below, as amended from time to time, or to such other address furnished by notice given in accordance with this Article 9.

             9.4 Failure of the Company to exercise any right or remedy under this Subscription Agreement or any other agreement between the Company and the undersigned, or otherwise, or delay by the Company in exercising such right or remedy, will not operate as a waiver thereof. No waiver by the Company will be effective unless and until it is in writing and signed by the Company.

             9.5 This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of California, and shall be binding upon the undersigned, his heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company and any Placement Agent and its successors and assigns.

             9.6 In the event that any provision of this Subscription Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereon which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

             9.7 Except with respect to (i) agreements relating to the services of Mr. Lou Weiss, set forth that certain term sheet between the parties hereto, dated June 2, 1999, (ii) the Purchase Agreement, between the parties hereto and dated as of the date hereof and (iii) the Standstill Letter between the parties, dated as of the date hereof, this Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior or contemporaneous representations, warranties, agreements and understandings in connection therewith. This Agreement may be amended only by a writing executed by all parties hereto.

             9.9 This Subscription Agreement may be executed in one or more counterparts representing, however, one and the same Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on the attached Signature Page.

SUBSCRIPTION AGREEMENT - SIGNATURE PAGE

-------------------------------------------------------------------------------

         This page constitutes the Signature Page to this Subscription Agreement. The undersigned represents to the Company that (a) the information contained herein is complete and accurate on the date hereof and may be relied upon by the Company, and (b) the undersigned will notify the Company immediately of any change in any of such information occurring prior to the acceptance of the subscription and prior to the Closing relating to the Shares, once the Subscription Agreement is accepted, and will promptly send the Company written confirmation of such change. The undersigned hereby certifies that he has read and understands the Public Filings and this Subscription Agreement.

         Under penalty of perjury, the undersigned also certifies that he is not subject to backup withholding under the rules and regulations of the Internal Revenue Service. Please make the check payable to "Synthonics Technologies, Inc.."

         IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this 2nd day of June, 1999.

230 Units Subscribed X $1000 = $ 230,000 Total Subscription Amount accompanying this Signature Page

     /s/ ALEX SANDEL
------------------------------------------------------------------------
SIGNATURE OF PURCHASER

     Argoquest 7 LLC
------------------------------------------------------------------------
NAME OF PURCHASER

     General Partner
------------------------------------------------------------------------
Title of Authorized Signatory if Purchaser is a corporation, partnership or other entity

------------------------------------------------------------------------
Address, City, State and Zip Code

THE SHARES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION IN RELIANCE OF AN EXEMPTION FROM SUCH REGISTRATION PURSUANT TO RULE 506 OF REGULATION D OF THE SECURITIES ACT OF 1933 (THE "ACT").

Accepted by:   Synthonics Technologies, Inc.

     /s/ F. MICHAEL BUDD                           Dated:  June 2, 1999
--------------------------------------                    -----------------